FOURTH AMENDMENT TO THE FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of February 24, 2011, is entered into among FLEETCOR FUNDING LLC (the “Seller”), FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC (the “Servicer”), the various Purchaser Agents, Conduit Purchasers and Related Committed Purchasers listed on the signature pages hereto and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrator (in such capacity, the “Administrator”).

BACKGROUND

A. The parties hereto are parties to that certain Fourth Amended and Restated Receivables Purchase Agreement dated as of October 29, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.

B. The parties hereto desire to amend the Receivables Purchase Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:

1.1 Section 6.3(c) of the Receivables Purchase Agreement is amended by adding the following paragraph to the end of such Section:

Any Related Committed Purchaser may pledge or assign any of its rights (including, without limitation, rights to payment of principal and interest) hereunder to any Federal Reserve Bank without notice to or consent of the Seller, the Servicer, any other Purchaser, any Purchaser Agent or the Administrator; provided, that no such pledge or assignment shall release such Related Committed Purchaser from any of its obligations hereunder or substitute such pledgee or assignee for such Related Committed Purchaser as a party hereto.

1.2 Section 6.7 of the Receivables Purchase Agreement is amended by replacing the phrase “if applicable, the rating agencies rating the Notes of any Conduit Purchaser” where it appears in sub-clause (iii) of such Section with the phrase “any nationally recognized statistical rating organization”.

1.3 Clause (a) of the definition of “Facility Termination Date” set forth in Exhibit I to the Receivables Purchase Agreement is amended by deleting the reference to the date “February 24, 2011” therein and substituting the date “February 23, 2012” therefor.

1.4 Section 2(l) of Exhibit IV to the Receivables Purchase Agreement entitled “Permitted Acquisitions” is replaced in its entirety with the following:

(l) [Reserved].

SECTION 2. Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to each of the Administrator, each Purchaser and each Purchaser Agent as follows:

(a) representations and warranties made by it in the Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date);

(b) no event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Termination Event or an Unmatured Termination Event; and

(c) the Facility Termination Date has not occurred; and

(d) the execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Receivables Purchase Agreement, as amended hereby, are within each of its corporate powers and have been duly authorized by all necessary corporate action on its part. This Amendment and the Receivables Purchase Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.

SECTION 3. Effect of Amendment. All provisions of the Receivables Purchase Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.

SECTION 4. Effectiveness. This Amendment shall be effective as of the date hereof provided that the Administrator shall have received each of the following, each in form and substance satisfactory to the Administrator:

(a) counterparts of this Amendment duly executed by each of the parties hereto;

(b) counterparts of that certain Second Amendment to the Performance Guaranty being entered into concurrently herewith duly executed by each of the parties thereto;

(c) evidence that each Purchaser Agent has received (i) counterparts of its Purchaser Group Fee Letter dated as of the date hereof and duly executed by the parties thereto and (ii) the “Structuring Fee” referred to in such Purchaser Group Fee Letter; and

(d) such other documents and instruments as the Administrator or any Purchaser Agent may reasonably request.

SECTION 5. Miscellaneous. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 7. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

[Signatures begin on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By: /s/ William P. Falcon
Name: William P. Falcon
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION,

as Purchaser Agent for the Market Street Purchaser Group

By: /s/ Jessica Fabrizi
Name: Jessica Fabrizi
Title: Assistant Vice President

MARKET STREET FUNDING LLC,

as a Related Committed Purchaser and as Conduit Purchaser

By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Purchaser Agent for the Atlantic Purchaser Group

By: /s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By: /s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Related Committed Purchaser

By: /s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By: /s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

ATLANTIC ASSET SECURITIZATION LLC

as Conduit Purchaser

By:	Credit Agricole Corporate and Investment Bank, as attorney-in-fact

By: /s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By: /s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

FLEETCOR FUNDING LLC, as Seller

By: /s/ Eric Dey
Name: Eric Dey
Title: Chief Financial Officer

FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, as

Servicer

By: /s/ Eric Dey
Name: Eric Dey
Title: Chief Financial Officer